EXHIBIT 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT


Board of Directors
Enterprise Bancorp, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Enterprise Bancorp, Inc. (the "Company") relating to offering of shares of common stock of the Company pursuant to the exercise of options under the 1988 Stock Option Plan and the 1998 Stock Incentive Plan of our report dated January 8, 1998, relating to the consolidated balance sheets of Enterprise Bancorp, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the December 31, 1997 annual report on Form 10- KSB of Enterprise Bancorp, Inc. and the reference to our firm under the heading "Experts" in the Registration Statement.



                                                    /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
May 6, 1998